Exhibit 99.B(i)(5)

599 Lexington Avenue
New York, NY 10022-6069

+1.212.848.4000

VIA EDGAR

October 25, 2018

Victory Portfolios II

4900 Tiedeman Road, 4th Floor

Brooklyn, OH 44144

Post-Effective Amendment No. 61 – File Nos.: 811-22696; 333-181176

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 61 to the Registration Statement on Form N-1A of Victory Portfolios II (File No. 333-181176).

Very truly yours,

/s/ Shearman & Sterling LLP

Shearman & Sterling LLP

SHEARMAN.COM

Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the state of Delaware, which laws limit the personal liability of partners.